As filed with the Securities and Exchange Commission on December 3, 1999

                                       Registration Statement No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ____________________

                            NEW FRONTIER MEDIA, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    COLORADO
          ------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   84-1084061
                       ----------------------------------
                      (I.R.S. Employer Identification No.)

                        5435 Airport Boulevard, Suite 100
                                Boulder, CO 80301
                     --------------------------------------
                    (Address of Principal Executive Offices)

                            1998 INCENTIVE STOCK PLAN
                            1999 INCENTIVE STOCK PLAN
                           1999 CONSULTANT STOCK PLAN
                           --------------------------
                            (Full title of the Plans)

               Mark Kreloff, President and Chief Executive Officer
                            New Frontier Media, Inc.
                        5435 Airport Boulevard, Suite 100,
                       Boulder, CO 80301 Boulder, CO 80301
            ---------------------------------------------------------
           (Name and address, including zip code of agent for service)

                                 (303) 786-8700
           -----------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                   COPIES TO:

                                HANK GRACIN, ESQ.
                               LEHMAN & EILEN LLP
                      50 CHARLES LINDBERGH BLVD., SUITE 505
                            UNIONDALE, NEW YORK 11553

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                             PROPOSED
                                                             MAXIMUM            PROPOSED MAXIMUM         AMOUNT OF
 TITLE OF EACH CLASS OF SECURITIES     AMOUNT TO BE       OFFERING PRICE       AGGREGATE OFFERING      REGISTRATION
          TO BE REGISTERED              REGISTERED          PER SHARE                 PRICE                 FEE
-------------------------------------------------------------------------------------------------------------------
 Stock Options                          750,000    (1)         ----                    ----                  (2)
-------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $.0001
 per share                              750,000 (3)(4)     $    1.20 (5)          $   900,000            $  250.20
-------------------------------------------------------------------------------------------------------------------
 Stock Options                        1,500,000    (6)         ----                    ----                  (2)
-------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $.0001
 per share                            1,500,000 (7)(8)     $    5.46 (5)          $ 8,190,000            $2,276.82
-------------------------------------------------------------------------------------------------------------------
 Stock Options                          422,000    (9)         ----                    ----                  (2)
-------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $.0001
 per share                              500,000   (10)     $    2.38 (5)          $ 1,190,000            $  330.82
-------------------------------------------------------------------------------------------------------------------
 TOTAL                                                                            $10,280,000            $2,857.84
===================================================================================================================

(1) Represents options previously granted or available for grant pursuant to the 1998 Incentive Stock Plan (the "1998 Plan") of New Frontier Media, Inc. (the "Registrant"). Each option entitles the holder thereof to purchase one share of the common stock, $.0001 par value, of the Registrant (the "Common Stock").

(2)  No registration fee is required pursuant to Rule 457(h)(2).

(3) Shares purchasable upon exercise of options previously granted or available for grant pursuant to the 1998 Plan.

(4) Pursuant to Rule 416, includes an indeterminate number of shares of Common Stock which may become issuable pursuant to the anti-dilution provisions of the 1998 Plan.

(5) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(i) based upon the average exercise price.

(6) Represents options previously granted or available for grant pursuant to the 1999 Incentive Stock Plan (the "1999 Plan") of the Registrant. Each option entitles the holder thereof to purchase one share of the Common Stock of the Registrant.

(7) Shares purchasable upon exercise of options previously granted or available for grant pursuant to the 1999 Plan.

(8) Pursuant to Rule 416, includes an indeterminate number of shares of Common Stock which may become issuable pursuant to the anti-dilution provisions of the 1999 Plan.

(9) Represents options granted to consultants of the Registrant pursuant to the 1999 Consultant Stock Plan for services performed for the Registrant (the "Consultants' Options").

(10) Represents shares purchasable upon exercise of the Consultants' Options or issued pursuant to the 1999 Consultant Stock Plan.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are incorporated by reference in this registration statement.

                  (a) Registrant's Annual Report on Form 10-K/A-SB for the fiscal year ended March 31, 1999, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended.

                  (b) Registrant's Quarterly Reports on Form 10-QSB for the fiscal quarters ended June 30, 1999, and September 30, 1999.

                  (c) The description of Registrant's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on February 6, 1998 under Section 12 of the Securities Exchange Act of 1934, as amended.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   DESCRIPTION OF SECURITIES

     Not applicable; the class of securities to be offered is registered under
Section 12 of the Securities Exchange Act of 1934, as amended.

Item 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

     None.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         (i) Article 3, Section 3.17 of the Company's First Amended and Restated Bylaws provides as follows:

                                  "SECTION 3.17

                            LIMITATIONS ON LIABILITY

         To the fullest extent permitted by the Colorado Business Corporation Act as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for any action taken or any failure to take any action as a director. Notwithstanding the foregoing, a director will have liability for monetary damages for a breach or failure which involves:

(i) a violation of criminal law; (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (iii) distributions in violation of the Colorado Business Corporation Act or the Articles of the corporation (but only to the extent provided by law); (iv) willful misconduct or disregard for the best interests of the corporation concerning any acts or omissions concerning any proceeding other than in the right of the corporation or a shareholder; or (v) reckless, malicious or wanton acts or omissions concerning any proceeding other than in the right of the corporation or of a shareholder. No repeal, amendment or modification of this Article, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director of the corporation occurring prior to such repeal, amendment or modification."

              (ii) Article 3, Section 3.18 of the Company's First Amended and Restated Bylaws provides as follows:

                                  "SECTION 3.18
                                 INDEMNIFICATION

         Subject to and in accordance with the Colorado Business Corporation Act, and except as may be expressly limited by the Articles of Incorporation and any amendments thereto, the corporation shall indemnify any person:

                  (i) made a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation's request, as a director, officer, employee or agent or another corporation, or other enterprise; or

                  (ii) who was or is a party to any proceeding by or in the right of the corporation, to procure a judgement in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. This indemnification shall be mandatory in all circumstances in which indemnification is permitted by law.

         The corporation may maintain indemnification insurance regardless of its power to indemnify under the Colorado Business Corporation Act.

         The corporation may make any other or further indemnification or advancement of expenses of any of the directors, officers, employees or agents under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and to action in another capacity while holding such office, except an indemnification against material criminal or unlawful misconduct as set forth by statute, or as to any transaction wherein the director derived an improper personal benefit.

         Except to the extent reimbursement shall be mandatory in accordance herewith, the corporation shall have the right to refuse indemnification, in whole or in part, in any instance in which the person to whom indemnification would otherwise have been applicable, if he or she unreasonably refused to permit the corporation, at its own expense and through counsel of its own choosing, to defend him or her in the action, or unreasonably refused to cooperate in the defense of such action."

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

Item 8.   EXHIBITS

         Exhibit
         Number            Description of Document
         -------        --------------------------------------------------
         4.1            1998 Incentive Stock Plan*

         4.2            1999 Incentive Stock Plan**

         4.3            1999 Consultant Stock Plan***

         5.1            Opinion of Thorburn, Sakol & Throne***

         23.1           Consent of Spicer, Jeffries & Co.***

         23.2           Consent of Thorburn, Sakol & Throne (included in Exhibit
                        5.1 hereto).

-----------------------------
* Incorporated by reference to the Registrant's Definitive 14A Proxy Statement filed on August 7, 1998
** Incorporated by reference to the Registrant's Definitive 14A Proxy Statement filed on September 28, 1999
*** Filed with this Registration Statement

Item 9.   UNDERTAKINGS

         (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Boulder, Colorado, on the 1st day of December 1999.

                  NEW FRONTIER MEDIA, INC.

                  By /s/ Mark H. Kreloff
                  MARK H. KRELOFF
                  Chairman, Chief Executive Officer
                  and President

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     Signature                                       Date

/s/ Mark H. Kreloff                                  December 1, 1999
---------------------
Name: MARK H. KRELOFF
Title: Chairman,
Chief Executive Officer and President
(Principal Executive Officer)

/s/ Michael Weiner                                   December 1, 1999
---------------------
Name: MICHAEL WEINER
Title: Executive Vice President, Secretary,
Treasurer and Director

/s/ Karyn Miller                                     December 1, 1999
---------------------
Name: KARYN MILLER
Title: Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ Koung Y. Wong                                    December 1, 1999
---------------------
Name: KOUNG Y. WONG
Title: Director

/s/ Edward J. Bonn                                   December 1, 1999
---------------------
Name: EDWARD J. BONN
Title: Director

/s/ Bradley A. Weber                                 December 1, 1999
---------------------
Name: BRADLEY A. WEBER
Title: Director

/s/ Alan Isaacman                                    December 1, 1999
---------------------
Name: ALAN ISAACMAN
Title: Director

                                INDEX TO EXHIBITS

         Exhibit
         Number            Description of Document
         -------           ------------------------------------------------
         4.1               1998 Incentive Stock Plan*

         4.2               1999 Incentive Stock Plan**

         4.3               1999 Consultant Stock Plan***

         5.1               Opinion of Thorburn, Sakol & Throne***

         23.1              Consent of Spicer, Jeffries & Co.***

         23.2              Consent of Thorburn, Sakol & Throne (included in
                           Exhibit 5.1 hereto).

------------------------
* Incorporated by reference to the Registrant's Definitive 14A Proxy Statement filed on August 7, 1998
** Incorporated by reference to the Registrant's Definitive 14A Proxy Statement filed on September 28, 1999
*** Filed with the Registration Statement